EXHIBIT 10.1

January 10, 2007

Geostar Minerals Corporation
706-15038 101 Avenue
Surrey, British Columbia
Canada V3R 0N2

Ladies and Gentlemen:

RE: South Ridge

     Pursuant to an agreement between Geostar Minerals Corporation and Andriy Protskiv dated November 3, 2006, Andriy Protskiv, the owner of the claims, will hold in trust for Geostar Minerals Corporation, a 100% undivided interest in the subject claims under the terms of the agreement:

Claim	Number of Units	Record Number	Expiration Date
South Ridge	4	519328	November 1, 2007

     Andriy Protskiv will deliver full title on demand to Geostar Minerals Corporation when all terms and conditions have been met regarding the aforementioned agreement.

Yours truly,

ANDRIY PROTSKIV
Andriy Prostskiv